                                                                    EXHIBIT 10.4

                        CALL OPTION AND ROFR AGREEMENT



          This CALL OPTION AGREEMENT dated as of August 28, 2001 is made and entered into by and between COREL CORPORATION, a corporation organized under the laws of Canada ("Corel"), and MICROGRAFX, INC., a corporation organized under
                 -----
the laws of Texas ("Company").
                    -------

          WHEREAS, Company owns all of the outstanding shares of common stock, par value $0.001 per share ("Shares"), of Image2Web, Inc., a Delaware
                             ------
corporation ("Sub"); and
              ---

          WHEREAS, Company, Corel and Calgary I Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Corel ("Acquisition") are party to
                                                     -----------
that certain Merger Agreement, dated as of July 16, 2001 (as amended from time to time, the "Merger Agreement"), pursuant to which Company will merge with
              ----------------
Acquisition (the "Merger");
                  ------

          WHEREAS, pursuant to Section 6.17 of the Merger Agreement, Corel has agreed to make a loan to Company in the principal amount of $2,500,000 (the "Loan") pursuant to a Term Loan Agreement (the "Loan Agreement") to be entered
 ----                                           --------------
into between Corel, Company and certain subsidiaries of Company, including Sub;

          WHEREAS, in consideration for, among other things, Corel's agreement to make the Loan, Company has agreed to grant to Corel (i) an option to purchase, on the terms and subject to the conditions set forth in this Agreement, a number of Shares equal to 80% of the outstanding Shares of Sub (the "Option Shares") on the Option Closing Date (as defined below), and (ii) a right
 -------------
of first refusal, on the terms and subject to the conditions set forth in this Agreement, with respect to any Qualified Disposition (as defined below) of the Shares that are not Option Shares (the "ROFR Shares").
                                        -----------

          NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                      RESTRICTIONS ON TRANSFER OF SHARES


          1.01.  Transfer Restriction. Company shall not sell, assign or
                 --------------------
otherwise transfer any of the Shares owned by it to any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity (in any case, a "Person"), except as permitted pursuant to Section 1.02 or pursuant to an
 ------
exercise by Corel of the Option granted pursuant to Article II or in a Qualified Disposition in accordance with Article III.

          1.02.  Transfers to Subsidiaries. Company may sell, assign or
                 -------------------------
otherwise transfer all (but not less than all) of the ROFR Shares held by it to any of its Subsidiaries; provided that (i) such Subsidiary agrees in writing to
                         --------
become bound by all of the provisions of this Agreement applicable to Company,
(ii) such Subsidiary agrees in writing to resell, reassign or otherwise retransfer all such Shares to Company should at any time such Subsidiary cease to be an Subsidiary of Company and (iii) Company unconditionally guarantees in writing to Corel the full and faithful performance by such Subsidiary of all of Company's obligations under this Agreement and in respect of the ROFR Shares. "Subsidiary" shall have the meaning set forth in the Loan Agreement.

                                  ARTICLE II

                             GRANT OF CALL OPTION

          2.01   Grant and Price of Option. Company hereby grants to Corel an
                 -------------------------
irrevocable option (the "Option"), after the occurrence of a Call Event (as
                         ------
defined below) and prior to the Option Expiration Time (as defined below), to purchase the Option Shares for the consideration set forth in Section 2.05 below (the "Option Consideration").
      --------------------

          2.02   Call Event. The Option shall be exercisable, in whole but not
                 ----------
in part, at any time after the occurrence of any of the following events (each, a "Call Event"):
   ----------

     (a) the failure of Company to pay principal or any interest on the Loan or any other amount payable under the Loan Agreement when and as the same shall become due and payable under the terms of the Loan Agreement, whether at the due date thereof or at a date fixed for accelerated repayment thereof or otherwise;

     (b) the Micrografx Shareholders' Approval (as defined in the Merger Agreement) is not obtained for any reason at the Micrografx Shareholders' Meeting (as defined in the Merger Agreement), including not more than two adjournments or postponements thereof;

     (c) the Merger Agreement is terminated by Company or Corel in accordance with the terms thereof, other than pursuant to Section 8.01(a) of the Merger Agreement or Section 8.01(b)(iii) of the Merger Agreement when Company is the terminating Principal Party (as defined in the Merger Agreement).

          2.03   Option Expiration Time. The Option shall expire and shall not
                 ----------------------
be exercisable after the earlier to occur of any of the following events (in any case, the "Option Expiration Time"):
           ----------------------

     (a)  the consummation of the Merger;

     (b) the repayment in full of all principal of and interest on the Loan and of all other amounts payable under the Loan Agreement and the termination of the Loan Agreement in accordance with its terms;

     (c)  June 30, 2002; and

     (d) consummation of a foreclosure sale with respect to the collateral under the Security Agreement (as defined in the Loan Agreement).

          2.04   Exercise of the Option. In the event Corel wishes to exercise
                 ----------------------
the Option, Corel shall deliver a written notice to Company ("Exercise Notice")
                                                              ---------------
specifying a place, time and date ("Option Closing Date") not less than three
                                    -------------------
Business Days after the date such notice is given for the closing ("Option
                                                                    ------
Closing") of the purchase of Option Shares and specifying the nature of the Call
-------
Event.

          2.05   Option Consideration. At the Option Closing, consideration for
                 --------------------
the Option Shares to be purchased by Corel (the "Option Consideration") shall be
                                                 --------------------
an amount equal to the outstanding principal amount of and all accrued but unpaid interest on the Loan payable by offset against and cancellation of such outstanding principal of, and accrued but unpaid interest on, the Loan.

          2.06   Delivery of Certificates. On the Option Closing Date, after
                 ------------------------
receipt of payment in full of the applicable Option Consideration for the Option Shares in accordance with Section 2.05 hereof, Company will deliver to Corel one or more certificates, in such denominations as Corel may reasonably request, representing the Option Shares, duly endorsed in blank or accompanied by duly executed stock powers endorsed in blank, with requisite stock transfer tax stamps, if any, attached.

                                  ARTICLE III

                               ADDITIONAL RIGHTS

          3.01   Right of First Refusal upon Qualified Disposition.
                 -------------------------------------------------

     (a) If Company desires to sell, assign or otherwise transfer all or any portion of the ROFR Shares (the "Subject ROFR Shares") at any time before the
                                 -------------------
fifth anniversary of the date hereof or, if Corel has not delivered an Exercise Notice prior to the Option Expiration Time, the Option Expiration Time, to any Person that is not an Affiliate of Company pursuant to any bona fide offer for cash (a "Qualified Disposition"), Company shall first offer to sell such ROFR
         ---------------------
Shares to Corel.  Company shall deliver a notice (the "Sale Notice") to Corel of
                                                       -----------
its intention to sell, assign or otherwise transfer such ROFR Shares, identifying the proposed purchaser, assignee or other transferee and indicating the price offered per Share and the other material terms and conditions of the proposed sale, assignment or other transfer.

     (b) For a period of 10 Business Days following delivery of the Sale Notice, Corel shall have the option to purchase all or any portion of the Subject ROFR Shares in the manner provided in Section 3.01(c), and Corel shall deliver a notice (the "ROFR Notice") stating that it has elected to purchase a
                       -----------
specified number of the Subject ROFR Shares and specifying a place, time and date ("ROFR Closing Date") not less than three Business Days after the date such
       -----------------
notice is given for the closing ("ROFR Closing") of the purchase of the
                                  ------------
specified number of Subject ROFR Shares.

     (c) In the event that Corel exercises its option, then Corel shall be obligated to purchase the number of Subject ROFR Shares specified in the ROFR Notice for an amount in cash equal to the price, and on the terms and conditions, specified in the Sale Notice. On the ROFR Closing Date, after receipt of payment in full of the consideration for the specified number of Subject ROFR Shares, Company will deliver to Corel one or more certificates, in such denominations as Corel may reasonably request, representing the Subject ROFR Shares being purchased pursuant to the ROFR Notice, duly endorsed in blank or accompanied by duly executed stock powers endorsed in blank, with requisite stock transfer tax stamps, if any, attached.

     (d) The failure by Corel to deliver the ROFR Notice within the 10 Business Day-period shall be deemed to be notice of its intention not to purchase any portion of the Subject ROFR Shares. If Corel does not exercise its option, then Company shall be free to sell, assign or otherwise transfer the Subject ROFR Shares (but not any other Shares) to the purchaser, assignee or other transferee identified in the Sale Notice at the price and on the terms and conditions therein specified for a period of 20 Business Days after the expiration of the 10 Business Day-period specified in the first sentence of this Section 3.01(d). If the transfer to such purchaser, assignee or other transferee is not effected within such time period, then Company must again follow the procedures set forth in this Article III in order to sell, assign or otherwise transfer any ROFR Shares.

          3.02   Drag-Along Right. In the event that following the exercise by
                 ----------------
Corel of the Option any person or entity makes an offer to purchase all of the issued and outstanding share capital of Sub, and Corel indicates its acceptance of such offer, then, at the closing of such offered purchase of all the issued and outstanding share capital of Sub, the Company will transfer the ROFR Shares to such person or entity at the same price and on the same terms and conditions of such offer (the "Drag-Along Right"). For the purpose of ensuring the transfer of the ROFR Shares in such event the Secretary of Sub shall have the power and authority to effect the transfer of ROFR Shares in the Company as required pursuant to Section 3.01(c) and this Section 3.02 on behalf of the Company.

          3.03   Tag-Along Right.
                 ---------------

     (a) Except as provided in Section 3.03 (d), Corel may not sell for consideration beneficial ownership of the Option Shares (a "Proposed Disposition") unless Corel notifies in writing the Company of the terms and conditions of such Proposed Disposition and the identity of the transferee pursuant to the Proposed Disposition.

     (b) If Corel proposes to enter into a Proposed Disposition, then, as a condition to such Proposed Disposition, the Company shall have the right (a "Tag-Along Right") to sell the ROFR Shares to such proposed purchaser in such a transaction on a pro rata basis for the same consideration and otherwise on the same terms as Corel.

     (c) A notice of a Proposed Disposition shall be sent to the Company by Corel not less than 10 Business Days before the proposed consummation date of the sale specified in such notice. The Tag-Along Right pursuant to this Section
3.03 shall be exercisable upon written notice by the Company to Corel delivered not less than 5 Business Days prior to such specified consummation date. If the Company does not elect through such notice to participate in a particular sale for which notice has been given pursuant to this Section 3.03, then the Company shall not have any further Tag-Along Right with respect to such Proposed Disposition; provided, that, there has been no material change to any of the material terms of the Proposed Disposition.

     (d) The Company shall not have a Tag-Along Right if Corel makes a disposition of its Option Shares to an Affiliate (as defined in the Loan Agreement) or makes a disposition of a security interest in its Option Shares in connection with any financing transaction.

                                  ARTICLE IV

                                 MISCELLANEOUS

          4.01   Representations and Warranties.  Company hereby represents and
                 ------------------------------
warrants to Corel that the representations and warranties of Company set forth in the Merger Agreement, as such representations and warranties relate to Company or Sub (including, without limitation, the representations and warranties set forth in Sections 3.01 and 3.02 of the Merger Agreement), are true and correct as of the date made. In addition, the Company hereby represents and warrants to Corel that:

     (a) The transactions contemplated by this Agreement are within Company's corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Agreement has been duly executed and delivered by Company and constitutes a legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

     (b) The transactions contemplated by this Agreement (i) do not require any consent or approval of, registration or filing with, or any other action by, any governmental authority, except for such as have been obtained or made and are in full force and effect, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of Company or Sub or any order of any governmental authority, (ii) will not violate or result in a default under any indenture, agreement or other instrument binding upon Company or Sub or any of their respective assets, or give rise to a right thereunder to require any payment to be made by any Company or Sub, and (d) except for the Option granted hereunder, will not result in the creation or imposition of any encumbrance on any asset of Company or Sub.

     The representations and warranties made by Company herein (other than the representations and warranties incorporated herein by reference to the Merger pursuant to this Section 4.01, which, solely for purposes of this Agreement, shall not survive the termination of the Merger Agreement) shall survive the Option Closing, the ROFR Closing and the exercise by Corel of the Drag-Along Right and or by Company of the Tag-Along Right.

          4.02   Notices. All notices and other communications provided for
                 -------
herein shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          If to Corel, to:

          1600 Carling Avenue
          Ottawa, Ontario K1Z 8R7
          Facsimile No.: 613-728-9790
          Attn: Chief Financial Officer

          If to Company, to:

          8144 Walnut Hill Lane, Suite 1050
          Dallas, Texas 75231
          Facsimile No.: 469-232-1197
          Attn: Chief Executive Officer

Either party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          4.03   Entire Agreement. This Agreement supersedes all prior
                 ----------------
discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

          4.04   Expenses. Company agrees to pay or reimburse Corel for: (a) all
                 --------
reasonable out-of-pocket costs and expenses of Corel (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any default and any enforcement proceedings resulting herefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings whether or not the workout, restructuring or transaction contemplated thereby is consummated) and
(ii) the enforcement of this Section 4.04; and (b) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement, the Option Shares or the ROFR Shares or any other document referred to herein.

          Company hereby agrees to indemnify Corel and its directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of legal counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the fraud, gross negligence, willful misconduct or bad faith of the person to be indemnified).

          4.05   Further Assurances; Post-Closing Cooperation. At any time or
                 --------------------------------------------
from time to time after the Closing, Company shall execute and deliver Corel such other documents and instruments, provide such materials and information and take such other actions as Corel may reasonably request more effectively to vest title to the Option Shares in Corel and, to the full extent permitted by Law (and, unless and until Corel exercises the option granted pursuant to Article III, subject to Company retaining ownership of the ROFR Shares), to put Corel in actual possession and operating control of Sub and its assets, properties, books and records, and otherwise to cause Corel to fulfill its obligations under this Agreement.

          4.06   Waiver. Any term or condition of this Agreement may be waived
                 ------
at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

          4.07   Amendment. This Agreement may be amended, supplemented or
                 ---------
modified only be a written instrument duly executed by or on behalf of both parties hereto.

          4.08   No Third Party Beneficiary. The terms and provisions of this
                 --------------------------
Agreement are intended solely for the benefit of the parties hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person other than any person entitled to indemnity under Section 4.04.

          4.09   Assignment; Binding Effect. Neither this Agreement nor any
                 --------------------------
right, interest or obligation hereunder may be assigned by any party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of law and (b) that Corel may assign any or all of its rights, interests and obligations hereunder to any purchaser of some or all of the Option Shares or to a purchaser of the ROFR Shares pursuant to the exercise by Corel of the Drag-Along Right or by Company of the Tag-Along Right.

          4.10   Headings. The headings used in this Agreement have been
                 --------
inserted for convenience of reference only and do not define or limit the provisions hereof.

          4.11   Invalid Provisions. If any provision of this Agreement is held
                 ------------------
to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

          4.12   Governing Law; Jurisdiction, etc.; Waiver of Jury Trial.
                 -------------------------------------------------------

     (a) This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to a contract executed and fully performed in such State, without giving effect to the conflicts of laws principles thereof.

     (b) Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any federal court located in the County of New Castle in the State of Delaware or the courts of the State of Delaware located in New Castle County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of Company and Corel hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Delaware State court or, to the extent permitted by law, in such Federal court. Each of Company and Corel agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that Corel may otherwise have to bring any action or proceeding relating to this Agreement against Company in the courts of any jurisdiction.

     (c) Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of Company and Corel hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (d) Each of Company and Corel irrevocably consents to service of process in the manner provided for notices in Section 4.02. Nothing in this Agreement will affect the right of Company or Corel to serve process in any other manner permitted by law.

     (e) EACH OF COMPANY AND COREL HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH OF COMPANY AND COREL (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          4.13   Counterparts. This Agreement may be executed in any number of
                 ------------
counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

          4.14   Non-Competition.
                 ---------------

     (a) Company will, for a period of five years after the Option Closing Date, refrain from, either alone or in conjunction with any other person, or directly or indirectly through present or future affiliates controlled by it:

          (i) employing any Person who within the prior six months had been an officer or employee of Sub, unless such officer or employee (A) resigns voluntarily (without any solicitation from Sub) or (B) is terminated by Sub after the Closing Date;

          (ii) causing or attempting to cause (A) any client, customer or supplier of Sub to terminate or materially reduce its business with Sub or
     (B) any officer, employee or consultant of Sub to resign or sever a relationship with Sub; or

          (iii) disclosing (unless compelled by judicial or administrative process) or using any confidential or secret information relating to Sub or any of its clients, customers or suppliers (except pursuant to any agreements between Sub and Company).

     (b) Each of Company and Corel recognize that the laws and public policies of the various states of the United States may differ as to the validity and enforceability of covenants similar to those set forth in this Section. It is the intention of the parties that the provisions of this Section be enforced to the fullest extent permissible under the Laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such Laws or policies) of any provisions of this Section shall not render unenforceable, or impair, the remainder of the provisions of this Section. Accordingly, and without limitation of or by Section
4.11 of this Agreement, if any provision of this Section shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such determination is made and not with respect to any other provision or jurisdiction.

          4.15   Specific Performance. Damages in the event of breach of this
                 --------------------
Agreement by Company would be difficult, if not impossible, to ascertain, and it is therefore agreed that Corel, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and Corel hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude Corel from pursuing any other rights and remedies at law or in equity which it may have.

          IN WITNESS WHEREOF, the parties hereto have caused this Call Option and ROFR Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                   MICROGRAFX, INC.


                                   By: /s/ Greg DeWitt
                                      ---------------------------------
                                    Name:  Greg DeWitt
                                    Title: Chief Financial Officer


                                   COREL CORPORATION


                                   By: /s/ Steve Houck
                                      ---------------------------------
                                    Name:  Steve Houck
                                    Title: EVP - Sales


                                   By: /s/ John Blaine
                                      ---------------------------------
                                    Name:  John Blaine
                                    Title: Executive VP Finance, CFO & Treasurer